                                                                     EXHIBIT 21


                                THE GEON COMPANY
                                  SUBSIDIARIES


                                                                           Jurisdiction of
Name                                                                        Incorporation
----                                                                       ---------------
1997 Chlor-Alkali Venture Inc.                                                  Alabama
The Geon Company Australia Limited                                              Australia
Auseon Limited                                                                  Australia
Australian Vinyls Corporation (1)                                               Australia
Flexible Products Company of Australasia, PTY, Ltd.                             Australia
Geon Canada Inc.                                                                Canada
Synergistics Industries Limited                                                 Canada (4)
LP Holdings, Inc.                                                               Canada
Synergistics Industries (CO), Inc.                                              Colorado (5)
Geon Development Inc.                                                           Delaware
Synergistics Chemicals Inc.                                                     Delaware (5)
La Porte Chemicals Corp.                                                        Delaware
Lincoln & Southern Railroad Company                                             Delaware
Polymer Diagnostics Inc.                                                        Delaware
Sunbelt Chlor-Alkali Partnership (2)                                            Delaware (3)
Synergistics Industries (NJ), Inc.                                              Delaware (5)
Wilflex, Inc.                                                                   Delaware (6)
Geon Engineering Vinyls Limited                                                 England
Hydro Geon (2)                                                                  England (3)
Adchem, Inc.                                                                    Georgia (6)
SPC Geon PTE LTD. (2)                                                           Singapore
Synergistics Industries (TX), Inc.                                              Texas
Inversiones The Geon Company de Venezuela C.A.                                  Venezuela
Plast-O-Meric, Inc.                                                             Wisconsin

Notes:
(1) Owned 37.4% by the Company

(2) Owned 50% by the Company.

(3) Partnership

(4) Effective 1/1/99, this entity was merged into Geon Canada Inc.

(5) These U.S. Synergistics companies were merged into the parent (The Geon Company) effective 1/1/99.

(6) Adchem, Inc. and Wilflex, Inc., were merged into Plast-O-Meric, Inc. effective 1/1/99.